UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Entry into Purchase and Sale Agreement for the Homeland Portfolio

On September 7, 2011, Strategic Storage Trust, Inc. (the “Registrant”), through a wholly-owned subsidiary of the Registrant’s operating partnership, executed a purchase and sale agreement with unaffiliated third parties (the “Homeland Portfolio Purchase Agreement”) for the acquisition of 12 self storage facilities located in Georgia and Florida (the “Homeland Portfolio”). The purchase price for the Homeland Portfolio is $84 million, plus closing costs and acquisition fees. The Registrant expects this acquisition to close in the fourth quarter of 2011 and intends to seek participation of a joint venture partner in the acquisition of the Homeland Portfolio. The Registrant expects to fund its portion of such acquisition with a combination of net proceeds from its public offering and indebtedness. This discussion of the potential acquisition of the Homeland Portfolio is qualified in its entirety by the text of the Homeland Portfolio Purchase Agreement, attached hereto as Exhibit 10.1.

A summary of the properties in the Homeland Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units
Kennesaw - GA	4105 George Busbee Pkwy., Kennesaw, GA	$5,600,000	2006	78,200	660
Sharpsburg - GA	52 Bailey Station Cir., Sharpsburg, GA	$5,000,000	2006	92,000	700
Duluth - GA	2801 North Berkeley Lake Rd., Duluth, GA	$5,850,000	2007	81,600	640
Duluth II - GA	1790 Peachtree Industrial Blvd., Duluth, GA	$6,000,000	2007	83,300	700
Duluth III - GA	3357 Breckinridge Blvd., Duluth, GA	$5,750,000	2007	82,600	630
Marietta III - GA	1897 West Oak Pkwy., Marietta, GA	$5,500,000	2007	73,400	640
Austell - GA	3720 Tramore Pointe Pkwy., Austell, GA	$6,700,000	2007	77,700	590
Sandy Springs - GA	6780 Roswell Rd., Sandy Springs, GA	$16,500,000	2009	93,800	890
Smyrna - GA	2340 S. Cobb Pkwy., Smyrna, GA	$8,300,000	2007	65,700	530
Lawrenceville III - GA	3564 Lawrenceville Hwy., Lawrenceville, GA	$6,350,000	2009	89,700	680
Jacksonville - FL	790 Monument Rd., Jacksonville, FL	$7,600,000	2008	82,800	690
Jacksonville II - FL	5550 Timuquana Rd., Jacksonville, FL	$4,850,000	2009	71,400	530
TOTAL		$84,000,000		972,200	7,880

Pursuant to the Homeland Portfolio Purchase Agreement, the Registrant would be obligated to purchase the Homeland Portfolio only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Homeland Portfolio generally based upon:

- the ability of the Registrant to find a joint venture partner or raise sufficient net proceeds from its public offering;

- satisfactory completion of due diligence on the properties and the sellers of the properties;

- satisfaction of the conditions to the acquisition in accordance with the purchase agreement; and

- no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Homeland Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $1.2 million in earnest money on the Homeland Portfolio.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Homeland Portfolio. Due to the considerable conditions to the consummation of the acquisition of the

Homeland Portfolio, the Registrant cannot make any assurances that the closing of the Homeland Portfolio is probable.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

10.1	Homeland Portfolio Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: September 13, 2011	By:	/s/ Michael S. McClure

Michael S. McClure
Chief Financial Officer